UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2007

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41740 Christy Street, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-360-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

SCM Microsystems GmbH, a wholly owned subsidiary of SCM Microsystems, Inc., (the "Company") has settled all pending legal actions between the Company, on the one hand, and Aston France S.A.S. ("Aston") and Aston’s chief executive officer, on the other hand, that had been previously described in the Company’s periodic filings with the SEC, and all disputes and appeals relating thereto (collectively, the "Pending Disputes"). Effective January 22, 2007, all of the Pending Disputes have been withdrawn by the parties.

The parties have agreed that no party will have any further claim against the other party arising from their former business relationship or regarding the subject matter of the Pending Disputes and each party will bear its own legal and other costs incurred in connection with the Pending Disputes and the settlement. Except for the repayment by the Company to Aston of a nominal amount that was previously paid by Aston to the Company for court awarded legal fees, no money shall be due or payable under the terms of the settlement or in connection with the withdrawal of the Pending Disputes.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

January 22, 2007	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary